UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2012

GREEN BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-14289	62-1222567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street
Greeneville, Tennessee 37743-4992
(Address of principal executive offices) (Zip Code)

(423) 639-5111
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Green Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on August 23, 2012. The shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated August 2, 2012.

Proposal 1: Election of seven nominees to serve as directors each for a term continuing until the Annual Meeting of Shareholders in 2013 or until his or her successor is duly elected and qualified. The votes were cast as follows:

Name	Votes For	Withheld	Broker Non-Votes
Martha M. Bachman	124,624,546	102,775	4,781,886
Peter N. Foss	124,600,661	126,660	4,781,886
William A. Hodges	124,599,479	127,842	4,781,886
Samuel E. Lynch	124,603,393	123,928	4,781,886
Christopher G. Marshall	123,263,899	1,463,422	4,781,886
R. Bruce Singletary	123,400,307	1,327,014	4,781,886
R. Eugene Taylor	123,397,580	1,329,741	4,781,886

All director nominees were duly elected.

Proposal 2: Ratification of the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
129,428,657	59,561	20,989	0

Proposal 2 was approved.

Proposal 3: Approval of a nonbinding advisory proposal regarding Green Bankshares, Inc.’s executive compensation matters. The votes were cast as follows:
Votes For	Votes Against	Abstained	Broker Non-Votes
124,610,746	86,329	30,246	4,781,886

Proposal 3 was approved.

Proposal 4: Approval of a nonbinding advisory proposal regarding the frequency of future advisory proposals on Green Bankshares, Inc.’s executive compensation matters. The votes were cast as follows:
1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
1,603,917	204,543	122,850,610	68,251	0

Shareholders approved having an advisory proposal on executive compensation matters every three years.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2012	GREEN BANKSHARES, INC.

	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer